UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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SUMMUS, INC.
(Name of Registrant as Specified In Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 9, 2006

To Our Stockholders:

         You are cordially invited to attend the 2006 Special Meeting of the Stockholders of Summus, Inc.  The Special Meeting will be held on Monday, January 30, 2006, at 10:00 a.m. (Eastern time), at the Hilton Hotel-Raleigh-Durham Airport, located at 4810 Old Page Road, Durham, North Carolina 27703.

         The actions we expect to take at the Special Meeting are described in detail in the Notice of Special Meeting of Stockholders and Proxy Statement that follow.

         Please use this opportunity to take part in our affairs by voting on the business to come before the Special Meeting.  If you are a record holder of our common stock at the close of business on December 29, 2005, you are eligible to vote on these matters, either by attending the Special Meeting in person or by proxy.  It is important that your shares be voted, whether or not you plan to attend the Special Meeting, to ensure the presence of a quorum.  Therefore, please complete, date, sign, and return the accompanying proxy in the enclosed postage-paid envelope.  Submitting the proxy does NOT deprive you of your right to attend the Special Meeting and vote your shares in person for the matters acted on at the Special Meeting.

         We look forward to seeing you at the Special Meeting.

Sincerely,
Gary E. Ban Chief Executive Officer

Notice of Special Meeting of Stockholders
to be held January 30, 2006

To Our Stockholders:

         The Special Meeting of the Stockholders of Summus, Inc., or the Company, will be held on Monday, January 30, 2006, at 10:00 a.m. (Eastern time), at the Hilton Hotel-Raleigh-Durham Airport, located at 4810 Old Page Road, Durham, North Carolina 27703, for the following purposes:

         1.  Election of Directors.  To elect seven (7) directors to the Board of Directors of the Company to serve a one-year term or until their successors are elected and qualified.

         2.  Change the Name of the Company.  To consider a proposal to amend the Company’s Certificate of Incorporation to change the Company’s name to Oasys Mobile, Inc.; and

         3.  Other Business.  To transact such other business as properly may come before the Special Meeting or any continuation, adjournment or postponement thereof.

         Only persons who are stockholders of record at the close of business on December 29, 2005, or Stockholders, will be entitled to notice of and to vote, in person or by proxy, at the Special Meeting and at any continuation, adjournment or postponement thereof.

         The Proxy Statement that accompanies this Notice of Special Meeting of Stockholders contains additional information regarding the proposals to be considered at the Special Meeting, and Stockholders are encouraged to read it in its entirety.

         As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board.  All proposals set forth above are proposals of the Board.  It is expected that these materials will be first mailed to Stockholders on or about January 9, 2006.

         Your vote is very important and we encourage all of our Stockholders to attend the Special Meeting in person.  However, whether or not you plan to attend the Special Meeting, please complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope as promptly as possible.  Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present.  If you return your proxy, you may nevertheless attend the Special Meeting and vote your shares in person if you wish.  If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors,
Donald T. Locke Chief Financial Officer and Corporate Secretary
Raleigh, North Carolina January 9, 2006

434 Fayetteville Street, Suite 600
Raleigh, North Carolina 27601

PROXY STATEMENT

GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Summus, Inc., a Delaware corporation (referred to as the "Company," "we," "our" or "us"), for use at our Special Meeting of Stockholders (the "Special Meeting"), to be held at the Hilton Hotel- Raleigh-Durham Airport, located at 4810 Old Page Road, Durham, North Carolina 27703 on Monday, January 30, 2006, at 10:00 a.m.  (Eastern time), and at any continuation, adjournment or postponement of the Special Meeting.  Only stockholders of record, or Stockholders, at the close of business on December 29, 2005, or the Record Date, are entitled to notice of and to vote, in person or by proxy, at the Special Meeting or any continuation, adjournment or postponement thereof.  The Notice of Special Meeting, this Proxy Statement and the accompanying proxy card are being mailed to Stockholders on or about January 9, 2006.

Matters to be Considered

         The matters to be considered and voted upon at the Special Meeting will be:

          1.  Election of Directors.  To elect seven (7) directors to the Board of Directors of the Company to serve a one-year term or until their successors are elected and qualified.

          2.  Change the Name of the Company.  To consider a proposal to amend the Company’s Certificate of Incorporation to change the Company’s name to Oasys Mobile, Inc.; and

          3. Other Business.  To transact such other business as properly may come before the Special Meeting or any continuation, adjournment or postponement thereof.

Methods of Voting

         Stockholders can vote by attending the Special Meeting and voting in person or by submitting a proxy by mail.  A written proxy card, or Proxy, is enclosed.  If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative, and either mailed or transmitted by facsimile as described below.

        Voting by Written Proxy.    If you choose to vote by mailing your Proxy, simply mark the enclosed Proxy and sign, date and return it to the Company in the postage-paid envelope provided.  You may also send the Proxy by facsimile to (919) 807-5604, to the attention of Donald T. Locke.  Mr. Locke, the designated proxyholder (the "Proxyholder"), is a member of the Company's management.  If you vote by mail or facsimile, the Proxy must be signed and dated by you or your authorized representative or agent.

         If you hold our common stock ("Common Stock") in "street name" and wish to vote, you must either instruct your broker or nominee as to how to vote your shares on the Proxy or vote in person by requesting a proxy executed in your favor by your broker or nominee and bringing that proxy to the Special Meeting.  Please note that if you own Common Stock in street name and request a proxy from your broker or nominee, any previously executed Proxy will be revoked and your vote will not be counted unless you appear at the Special Meeting and vote in person.

         If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Special Meeting in accordance with the Stockholder's instructions indicated on the Proxy.  If no instructions are indicated on the Proxy, the Proxy will be voted "FOR" the election of the Board's nominees, "FOR" the change of the Company’s name to Oasys Mobile, Inc. and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Special Meeting or any continuation, adjournment or postponement thereof.

 Revocability of Proxies

         Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised.  A Stockholder may revoke a proxy by filing an instrument of revocation, or a duly executed proxy bearing a later date, with the Company's Corporate Secretary at our principal executive offices located at 434 Fayetteville Street, Suite 600, Raleigh, North Carolina, prior to the commencement of the Special Meeting.  A Stockholder may also revoke a proxy by attending the Special Meeting and voting in person.  Stockholders whose shares are held in "street name" should consult with their broker or nominee concerning the method for revoking their proxy.

Voting Rights

         At the close of business on the Record Date, there were 13,493,106 shares of Common Stock issued and outstanding, which constitute all the outstanding voting securities of the Company.  Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date, on each matter presented to the Stockholders at the Special Meeting.  Stockholders may not cumulate votes in the election of directors.

         A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.  Votes withheld, abstentions and "broker non-votes" (as defined below) will be counted for purposes of determining the presence of a quorum.

         In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.  The proposal to approve the change of the Company’s name to Oasys Mobile, Inc.  requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock of Summus.

An abstention on any proposal submitted to the Stockholders, other than the election of directors, will be included in the number of votes cast on that proposal and, accordingly, will have the effect of a vote "AGAINST" the proposal.  However, broker non-votes with respect to a proposal will not be included in the number of shares counted as being present for the purpose of voting on that proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

         Brokers holding Common Stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders.  If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a proxy to vote the Common Stock at his discretion in the election of directors or the approval of the name change to Oasys Mobile, Inc.  However, brokers or nominees do not have discretion to vote on certain other proposals without specific instructions from the beneficial owner.  When a broker or nominee votes a client's shares on some but not all proposals, the missing votes are referred to as "broker non-votes." If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares, your broker or nominee may, in its discretion, vote such shares "FOR" the election of the Board's nominees and "FOR" the name change of the Company to Oasys Mobile, Inc.

Procedures for Stockholder Nominations

         Our bylaws require a stockholder who seeks to nominate a candidate for election to the Board to give advance written notice to the Company.  The notice must be delivered to or mailed and received by the secretary of the Company no earlier than the close of business on the 120th day before the first anniversary of the preceding year's annual meeting, and no later than the 90th day before that anniversary.  If no annual meeting was held in the previous year, or if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year's annual meeting, to be timely the stockholder's notice must be delivered or mailed and received no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the date on which we first publicly announce the date of the annual meeting.

         The written notice of a nomination must include the following information about each nominee: (1) the name and address of the stockholder who intends to make the nomination and of the nominee, (2) the number of shares of Common Stock beneficially held by the stockholder making the nomination, (3) a representation that the stockholder is a holder of record of Common Stock entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate each person specified in the notice, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming the person) pursuant to which the nomination is to be made by the stockholder, (5) any other information regarding each nominee that would have been required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), had the nominee been nominated by the Board, (6) the signed, written consent of the nominee to serve as a director of the Company if elected, and (7) if the stockholder intends to solicit proxies in support of the nominee, a representation to that effect.

         Stockholder nominations submitted in accordance with the requirements of our bylaws will be forwarded to our Corporate Governance and Nominating Committee.

Solicitation of Proxies

         This proxy solicitation is made by the Board, and the Company will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of proxies.  If it appears desirable to do so to ensure adequate representation at the Special Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, e-mail or in person to request that proxies be furnished.  No additional compensation will be paid for these services.  We will furnish copies of solicitation materials to banks, brokerage houses, custodians, nominees, and others to be forwarded to the beneficial owners of Common Stock held in their names.   We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners.

Other Business

         As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Special Meeting other than as stated in the Notice of Special Meeting.  If, however, other matters are properly brought before the Special Meeting, including a motion to adjourn the Special Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board, the Proxyholder intends to vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board, and the authority to do so is included in the proxy.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

       Our bylaws permit the Board to fix the number of its members, so long as there are no less than one (1) director and no more than fifteen (15) directors.  The number of Directors authorized by the Company’s Bylaws and determined by the Board of Directors for election at the Special Meeting is currently fixed at seven (7) members.  The Company’s Board is not separated into classes.  A stockholder may not cast votes for more than seven (7) nominees.  The Directors to be elected at the Special Meeting are to be elected to hold office until Summus’ next annual meeting or until their successors have been appointed or elected and qualified.

The Company’s nominees for election at the Special Meeting are Gary E. Ban, Stephen M. Finn, Scott W. Hamilton, J. Winder Hughes, Richard B. Ruben, Bernard Stolar and James A. Taylor.

         All of the Board's nominees have indicated their willingness to serve and, unless otherwise instructed, the Proxyholder will vote the proxies received by him for the Board's nominees.  If any nominee is unable or unwilling to serve as a director at the time of the Special Meeting or any continuation, postponement or adjournment thereof, the proxies will be voted for any other nominee the current Board designates to fill the vacancy.  The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.  The nominees for election as Directors at the Special Meeting who receive the highest number of affirmative votes will be elected.

THE BOARD RECOMMENDS A VOTE
"FOR" THE ELECTION ALL OF ITS NOMINEES

The Nominees

 Gary E. Ban, age 42, joined Summus as its Chief Operating Officer in February 2001 and was elected as Summus’ Chief Executive Officer on February 17, 2004.  Mr. Ban was also appointed as a Director of Summus in September 2004.  In his past role as Chief Operating Officer of Summus, Mr. Ban had supervisory responsibility over operations, information technology and human resources.  Prior to joining Summus, Ltd. in September 1999, Mr. Ban held a variety of executive-level management positions establishing direction and operational implementation for business, financial and engineering systems integration.  From November 1996 through August 1999, Mr. Ban served as Director of Customer Integration for ABB Power T&D Inc.'s electricity metering group, where he was responsible for global systems integration for large-scale information management solutions.  Mr. Ban holds an M.B.A. from Duke University and a bachelor's degree in industrial management and an associate applied science degree in computer engineering from the Milwaukee School of Engineering.

Stephen M. Finn, age 56, was appointed to our Board of Directors in February 2004.  Mr. Finn currently serves as president of Solstice, a media production and technology consulting firm.  He began a career as an award-winning professional photographer, extending his skills to the worlds of computer graphics and video production as these technologies evolved.  Based on this experience, Mr. Finn founded Solstice in 1978 specializing in corporate theater, sales and marketing development, product introduction and branding.  Solstice also focuses on translating technology advances into strategic product concepts.

J. Winder Hughes, age 47, was appointed to our Board of Directors in December 2003.  Mr. Hughes is the founder of Hughes Capital Investors L.L.C., an investment group that he formed in 1995.  He established the investor partnership, The Focus Fund L.P., in 1999, for which he serves as the managing general partner.  Mr. Hughes, who received his Bachelor of Arts degree in economics from the University of North Carolina in 1980, brings more than 20 years of investment community experience to the Summus board.

Scott W. Hamilton, age 48, was appointed to our Board of Directors in April 2004.  Mr. Hamilton has over twenty years of marketing and business development experience in new and emerging markets.  In June 2002 Mr. Hamilton founded HB Associates, an international strategic outsourcing firm.  From 1999 to 2002 he led the restart of Framework Technologies, a provider of Collaborative Product Development Software, to 9th place among the "New England Technology Fast 50" growing companies.  Prior to 1999 Mr. Hamilton held senior marketing positions with the consumer divisions of Waddington plc, Nice-Pak Products and PepsiCo.

Richard B. Ruben, age 51, was appointed to our Board of Directors in December 2005.  Mr. Ruben brings to the Board over 20 years of experience helping companies in the communications, technology, wireless and entertainment industries grow strategically.  Mr. Ruben served most recently as CEO of Wire One Communications, Inc. and had been with that company and its predecessor company V-SPAN, Inc. in a variety of positions from 1999 through April of 2005.  Prior to that time Mr. Ruben's experience included roles as President of Comcast-Spectacor, Inc. and Spectacor, Inc. from 1994-97 and a variety of positions at Bell Atlantic Corporation from 1986-94 including Vice President of Planning and CFO of Bell Atlantic Mobile from 1990-94.  Mr. Ruben holds a law degree and an MBA from Santa Clara University and an economics degree from Fairleigh Dickinson University.

Bernard Stolar, age 59, was appointed to our Board of Directors in January 2006, Mr. Stolar, noted for his expertise in both identifying and developing market-driving content and forging successful business partnerships, brings to the board over twenty years of senior-level experience within the interactive entertainment industry in all phases of company operations, including sales and marketing, product development, licensing, distribution, strategic planning and management. Mr. Stolar has served in high profile leadership roles at publicly and privately held interactive entertainment companies. Most recently he was president and chief operating office of BAM! Entertainment, where he transformed the company from a hand-held content company to a developer and marketer of interactive entertainment for next generation video game consoles. In 2000, Mr. Stolar joined Mattel, Inc. as president of Mattel Interactive, where he was responsible for directing and reorganizing the $1 billion Mattel Interactive division. From 1996 to 1999, Mr. Stolar served as president and chief operating officer of Sega of America, Inc. where he helped increase sales from $200 million to over $1 billion in three years, and orchestrated the launch of the Sega Dreamcast(TM), the fastest selling video game console in US history at that time. Mr. Stolar also served as executive vice president of Sony Computer Entertainment of America, where he was a key leader of the Sony Playstation® launch team, directing all third-party publishing in the U.S. Prior to that, Mr. Stolar served as president of Atari America's game division.

James A. Taylor, age 60, was appointed to our Board of Directors in June 2005.  Mr. Taylor currently serves as president of Portola Packaging, a leading designer, manufacturer and marketer of tamper-evident plastic closures for a variety of industries, where he oversees worldwide operations.  Since joining Portola Packaging, Mr. Taylor has helped increase revenues by more than $75 million to over $240 million through organic growth and product line acquisitions.  Mr. Taylor also served as chief financial officer of Portola Packaging from 1998 to 1999, where he reorganized the finance department and streamlined global operations.  From 1996 to 1998, Mr. Taylor served as vice president of finance and treasurer of Seagate Technology, Inc., the world's largest manufacturer and seller of disk and tape drives.

J. Winder Hughes and Stephen M. Finn are being nominated pursuant to a letter agreement dated as of September 26, 2003, by and between the Company and Hughes Capital Investors, LLC, of which Mr. Hughes is the principal, in which the Company agreed that it would nominate two (2) directors selected by Hughes Capital.  Pursuant to this agreement, Mr. Hughes and Mr. Finn were to be submitted to the stockholders of the Company at its next stockholders meeting, which will be the Special Meeting.  In addition, Richard B. Ruben is being nominated pursuant to an agreement entered into by the Company with LAP Summus Holdings, LLC dated as of November 18, 2005.  In this Agreement, Summus agreed it would cause a person designated by LAP Holdings to be elected to and thereafter remain on our Board of Directors for such period of time as LAP Holdings owns any of Summus’ 6% Senior Secured Convertible Debentures or owns or has the right to acquire at least 10% of the shares to which LAP Holdings has the right to acquire under the warrants issued to them in connection with the 6% Senior Secured Convertible Debentures.  Under this Agreement, Mr. Ruben shall also be nominated to any executive or comparable committee of the board, and any other committee that the board determines in its judgment.

There are no family relationships among directors or executive officers of the Company and, except as disclosed herein, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.  Officers of the Company serve at the discretion of the Board.

Compensation of Directors

         Non-employee directors receive $2,000 for each regularly scheduled board meeting attended in person, $1,000 for each regularly scheduled board meeting attended by telephone and $250 for each special board meeting attended by telephone.  The non-employee members of the Compensation Committee and the Nominating and Corporate Governance Committee receive an annual grant of options to purchase 2,500 shares of the Company’s common stock, which are vested upon the date of grant, and the members of the Audit Committee receive options to purchase 5,000 shares of the Company’s common stock, which are vested quarterly from their date of grant.  Non-employee directors also receive an initial grant of options to purchase 36,000 shares of Summus common stock upon their initial appointment or election to the Board of Directors, which vest quarterly over the one-year period from the date of grant, and a yearly grant of 24,000 restricted shares of the Company’s common stock, whose restrictions lapse one-year from their date of grant.  All options granted to the non-employee directors are granted at an exercise price equal to the fair market value at the time of grant.  All options issued to non-employee directors are exercisable for a period of ten years from their date of grant.  We reimburse all of our directors for costs associated with attending board and committee meetings.  The Board can change the compensation of the directors at any time.

Board Attendance at the Special Meeting

            All of our directors are expected to attend the Special Meeting to facilitate stockholder communication.

Meetings of the Board and the Committees

             Our Board of Directors is responsible for establishing broad corporate policies and for our overall performance.  During 2005, our Board held eight (8) meetings and took action by written consent three (3) times.  The Board of Directors has an Audit Committee, a Corporate Governance and Nominating Committee, and a Compensation Committee.  During fiscal year 2005, no Director attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors held during the period they served as a Director and the total number of meetings held by the committees of the Board of Directors during the period that they served on any such committees of the Board of Directors.

            Corporate Governance and Nominating Committee.    In 2005, the Corporate Governance and Nominating Committee held one (1) formal meeting.  The purpose of our Corporate Governance and Nominating Committee is to discharge the responsibilities of the Board relating to our corporate governance practices and the nomination of directors.  As such, its primary responsibilities are to identify, evaluate and recommend nominees to the Board and its committees; conduct searches for appropriate directors; evaluate the performance of the Board and of individual directors; consider and make recommendations to the Board regarding the size and composition of the Board and its committees; review developments in corporate governance practices; evaluate the adequacy of our corporate governance practices and reporting; and make recommendations to the Board concerning corporate governance matters.   The Corporate Governance and Nominating Committee does not currently have a charter.

             Under the rules of the Securities and Exchange Commission, the Company is required to disclose whether the members of its Corporate Governance and Nominating Committee are independent using the definition of “independent director” of a national securities exchange selected by the Company and approved by the Commission (even though the Company is not listed on such exchange).  The Company has chosen to use the definition used by The NASDAQ Stock Market, Rule 4200(a)(15) as set forth in the Marketplace Rules of the NASD Manual.  Under this rule, only Mr. Hamilton would be considered an independent director of the Corporate Governance and Nominating Committee.

             With respect to the director nominating process, in addition to the candidates proposed by the Board or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in our bylaws and described under "Procedures for Stockholder Nominations." Stockholder recommendations that comply with these procedures will receive the same consideration that the committee's nominees receive.  Stockholders did not propose any candidates for election at the Special Meeting.

             Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following: integrity and ethical behavior; maturity; management experience and expertise; independence and diversity of thought; broad business or professional experience; and an understanding of business and financial affairs and the complexities of business organizations.  In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the Company's industry; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking or other financing activities.

              In selecting director nominees, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate's ability to contribute to the success of the Company.

              Audit Committee.    During the fiscal year ended December 31, 2005, our Audit Committee met 5 times.  Its members during the last fiscal year were James A. Taylor and J. Winder Hughes.  The purpose of our Audit Committee is to discharge the responsibilities of the Board relating to the selection and retention of, and oversight over, our independent registered pubic accounting firm.  As such, its primary responsibilities are to select a firm to serve as independent registered public accounting firm to audit our financial statements; help to ensure the independence of the independent registered public accounting firm; discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end operating results; develop procedures for employees to anonymously submit concerns about questionable accounting or audit matters; consider the adequacy of our internal accounting controls and audit procedures; and approve (or, as permitted, pre-approve) all audit and non-audit services to be performed by the independent registered public accounting firm.

Under the rules of the Securities and Exchange Commission, the Company is required to disclose whether the members of its Audit Committee are independent using the definition of “independent director” of a national securities exchange selected by the Company and approved by the Commission (even though the Company is not listed on such exchange).  The Company has chosen to use the definition used by The NASDAQ Stock Market, Rule 4200(a)(15) as set forth in the Marketplace Rules of the NASD Manual.  Under this rule, only Mr. Taylor would be considered an independent director of the Audit Committee.

One of the Audit Committee members, Mr. Taylor, qualifies as an “Audit Committee Financial Expert”, as such term is defined in the rules and regulations of the Securities and Exchange Commission.  On February 17, 2003, our Board adopted a written charter for the Audit Committee, which is available on the Company's website at www.summus.com.

               Compensation Committee.    In 2005, the Compensation Committee met one (1) time.  Its members during 2005 were J. Winder Hughes and Stephen M. Finn.  The purpose of our Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers.  As such, its primary responsibilities are to review and determine the compensation of our executive officers; administer our equity incentive plans; review and make recommendations to the Board with respect to incentive compensation and equity plans; and establish and review general policies relating to compensation and benefits of our employees.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Hughes and Mr. Finn, neither of which is or has been an officer or employee of Summus.  No interlocking relationship existed during the fiscal year ended December 31, 2005, between Summus’ Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Stockholder Communications with Directors

                You may communicate with the chairman of any of our Corporate Governance and Nominating, Audit or Compensation Committees, or with our outside directors as a group by writing to such persons c/o Summus, Inc., 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601, Attention: Board of Directors.

        Each communication should also specify the applicable addressee or addressees to be contacted as well as the general topic of the communication.  We will initially receive and process communications before forwarding them to the addressee.  We generally will not forward to the directors a shareholder communication that we determine to be primarily commercial in nature or that relates to an improper or irrelevant topic, or that requests general information about the Company.  Additionally, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumés and other forms of job inquiries; and surveys.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside director upon request.

Executive Officers

Gary E. Ban, age 42, joined Summus as its Chief Operating Officer in February 2001 and was elected as Summus’ Chief Executive Officer on February 17, 2004.  Mr. Ban was also appointed as a Director of Summus in September 2004.  In his past role as Chief Operating Officer of Summus, Mr. Ban had supervisory responsibility over operations, information technology and human resources.  Prior to joining Summus, Ltd. in September 1999, Mr. Ban held a variety of executive-level management positions establishing direction and operational implementation for business, financial and engineering systems integration.  From November 1996 through August 1999, Mr. Ban served as Director of Customer Integration for ABB Power T&D Inc.'s electricity metering group, where he was responsible for global systems integration for large-scale information management solutions.  Mr. Ban holds an M.B.A. from Duke University and a bachelor's degree in industrial management and an associate applied science degree in computer engineering from the Milwaukee School of Engineering.

Donald T. Locke, age 47, joined Summus as a consultant in October 2001 and served as its General Counsel.  In March 2004, he was appointed as Summus’ Chief Financial Officer.  Prior to Summus, Mr. Locke was Of Counsel to Kilpatrick Stockton LLP, a large southeastern law firm, where his practice focused on Securities and Exchange Commission issues, public company finance and merger and acquisition issues.  Mr. Locke received his bachelor’s degree from Furman University in 1980 and his M.B.A and Law degrees from the University of South Carolina in 1986 and 1987, respectively.

Andrew L. Fox, age 42, has been Summus’ Executive Vice President - Sales and Business Development since February 2004.  Prior to that, Mr. Fox served as our Vice-President - Sales and Business Development since February 2001.  Mr. Fox is responsible for sales, business development and content acquisition activity for Summus.  Before joining Summus, Mr.  Fox was marketing director at RealNetworks, a provider of software products and services for Internet media delivery.  At RealNetworks, he was part of the initial RealAudio and RealVideo launch teams, and also started and ran RealNetworks Enterprise Group.  He has also served as a Sales and Marketing Manager for IBM's Wireless Data Division and a Product Manager at IBM's Networking Hardware Division.  Mr. Fox holds a master of business administration degree and an undergraduate degree in computer science and electrical engineering from Duke University.

Compliance with Section 16(a) of the Exchange Act

 Section 16(a) of the Exchange Act and the SEC's rules thereunder require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to furnish to us copies of all reports they file.  The SEC has established specific due dates for these reports and requires the Company to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis.

To our knowledge, based solely on a review of the copies of such reports received or written representations from the reporting persons, we believe that, during our 2005 fiscal year, our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 30, 2005, certain information concerning the shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors and executive officers and depositaries); (ii) each director and director nominee; (iii) each person who is a named executive officer in the Summary Compensation Table below; and (iv) all executive officers and directors as a group.

	Shares Beneficially Owned
Beneficial Owner	Number Owned	Right to Acquire (1)	Percent (2)
5% Stockholders(3)
JDS Capital Management, LLC	1,821,450	375,000	15.84%
Empire Capital LP	1,828,350		13.55%
RHP Master Fund, Ltd.		1,482,892(4)	9.90%
LAP Summus Holdings, LLC		1,482,892(6)	9.90%
Donald D. Hammett	950,471	10,000	7.11%
J. Winder Hughes	532,150	199,897	5.35%
John A. Williams	705,328		5.23%
Directors(5)
Gary E. Ban	54,008	249,363	2.18%
Stephen M. Finn	37,500	55,824	*
Scott W. Hamilton		10,919	*
J. Winder Hughes	532,150	199,897	5.35%
Richard B. Ruben		6,249	*
James A. Taylor		4,967	*
Named Executive Officers(5)
Gary E. Ban	54,008	260,169	2.28%
Donald T. Locke	23,462	199,817	1.63%
Andrew L. Fox	534	206,819	1.51%

All Executive Officers and Directors as a Group (8 persons)	647,654	944,660	11.03%
____________
* Less than 1%

(1)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or March 1, 2006 (60 days after December 30, 2005) are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.  The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

(2)
Calculated based upon 13,493,106 shares of our Common Stock issued and outstanding on December 30, 2005, and, in each individual's case, the number of shares of our Common Stock issuable upon the exercise of options exercisable as of the Record Date or 60 days thereafter (i.e., March 1, 2006) held by such individual (but excluding any shares of our Common Stock issuable upon the exercise of any other outstanding options) or, in the case of all Executive Officers and Directors as a Group, the number of shares of Common Stock issuable upon the exercise of warrants or options exercisable within 60 days following December 30, 2006.

(3)	Information concerning our 5% Stockholders is based solely upon information contained in Schedules 13D and 13G filed by our 5% Stockholders with the SEC .
(4)
The beneficial ownership reported herein represents 9.9% of the Company’s outstanding Common Stock on December 30, 2005 and consists of 1,482,892 shares of Common Stock that are currently issuable within 60 days of December 15, 2005: (i) upon conversion of $4,000,000 principal amount of 6% Senior Secured Debentures at a conversion price of $2.00 per share (the “Debentures”); (ii) upon exercise of the Series A Warrants to purchase up to 1,000,000 units at an exercise price of $2.00 per unit, each unit consisting of one share of Common Stock and a warrant to purchase 4/10 of a share of Common Stock, issued in connection with the Debentures (the “A Warrants”); (iii) upon exercise of the Series B Stock Purchase Warrants to purchase up to 677,966 shares of Common Stock issued in connection with the Debentures (the “B Warrants”); (iv) upon exercise of the Series C-1 Stock Purchase Warrants to purchase up to 677,966 shares of Common Stock issued in connection with the Debentures (the “C-1 Warrants” and, collectively with the A Warrants and the B Warrants, the “9.9 % Warrants”); and (v) upon exercise of the Stock Purchase Warrant to purchase up to 196,079 shares of Common Stock issued in December 2004 (the “4.9% Warrants”).  The Debentures are convertible into Common Stock until June 30, 2007.  The Series A Warrants expire one hundred fifty (150) days following the date of effectiveness of the Issuer’s registration statement required to be filed in connection with the Debentures transaction.  The Series B Warrants expire on November 18, 2007.  The Series C-1 Warrants expire on November 18, 2010.  The 4.9% Warrants expire on December 20, 2009.

The terms of the Debentures and the 9.9% Warrants (collectively, the “9.9% Securities”) and the terms of the 4.9% Warrants (the 4.9% Warrants together with the 9.9% Securities are hereinafter referred to as the “Securities”) provide that the Securities are convertible or exercisable on any given date only to the extent that the number of shares of Common Stock then issuable upon the conversion or exercise of the Securities, together with any other shares of Common Stock beneficially owned by the reporting persons or any of their affiliates (excluding for this purpose shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted or unexercised Securities) would not exceed 9.9%, in the case of the 9.9% Securities, or 4.9%, in the case of the 4.9% Warrants, of the Common Stock then issued and outstanding.  Accordingly, the reporting persons’ ability to fully convert or exercise the Securities may be limited by the terms of the Securities.

(5)	The business address for each person named is c/o Summus, Inc., 434 Fayetteville Street, Suite 600, Raleigh, NC 27601.
(6)
The beneficial ownership reported herein represents 9.9% of the Company’s outstanding Common Stock on December 30, 2005 and consists of 1,482,892 shares of Common Stock that are currently issuable within 60 days of December 30, 2005: (i) upon conversion of $4,000,000 principal amount of 6% Senior Secured Debentures at a conversion price of $2.00 per share (the “Debentures”); (ii) upon exercise of the Series A Warrants to purchase up to 1,000,000 units at an exercise price of $2.00 per unit, each unit consisting of one share of Common Stock and a warrant to purchase 4/10 of a share of Common Stock, issued in connection with the Debentures (the “A Warrants”); (iii) upon exercise of the Series B Stock Purchase Warrants to purchase up to 677,966 shares of Common Stock issued in connection with the Debentures (the “B Warrants”); and (iv) upon exercise of the Series C-1 Stock Purchase Warrants to purchase up to 677,966 shares of Common Stock issued in connection with the Debentures (the “C-1 Warrants” and, collectively with the A Warrants and the B Warrants, the “9.9 % Warrants”). The Debentures are convertible into Common Stock until June 30, 2007.  The Series A Warrants expire one hundred fifty (150) days following the date of effectiveness of the Issuer’s registration statement required to be filed in connection with the Debentures transaction.  The Series B Warrants expire on November 18, 2007.  The Series C-1 Warrants expire on November 18, 2010.

The terms of the Debentures and the 9.9% Warrants (collectively, the “9.9% Securities”) provide that the 9.9% Securities are convertible or exercisable on any given date only to the extent that the number of shares of Common Stock then issuable upon the conversion or exercise of the 9.9% Securities, together with any other shares of Common Stock beneficially owned by the reporting persons or any of their affiliates (excluding for this purpose shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted or unexercised Securities) would not exceed 9.9% of the Common Stock then issued and outstanding.  Accordingly, the reporting persons’ ability to fully convert or exercise the Securities may be limited by the terms of the Securities.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation paid during the fiscal years ended 2005, 2004, and 2003 to (i) the Chief Executive Officer and (ii) to each of the two other most highly compensated executive officers of the Summus (based on salary and bonus received during the last fiscal year) who were serving as executive officers of Summus at the end of the fiscal year ended December 31, 2005, and whose aggregate compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table (1)

		Annual Compensation	Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Securities Underlying Options (#)(2) (3)	All Other Compensation ($)

Gary E. Ban	2005	$176,4	275,000	--
Chief Executive	2004	$214,000(4)	126,919(6)	$24,005(7)
Officer	2003	$171,237(5)	11,632(6)	$1,650

Donald T. Locke	2005	$145,200	225,000	--
Chief Financial	2004	$192,000(8)	100,000	$24,000(10)
Officer (13)	2003	$125,911(9)	--	$200,000(11)

Andrew L. Fox	2005	$149,071	200,000	--
Executive Vice-	2004	$171,064(12)	100,000	--
President - Business	2003	$127,481(12)	--	--
Development
__________
(1)

The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus for any year for any of the Named Executive Officers and has therefore been omitted.

(2)	The options granted are without tandem stock appreciation rights, and we did not grant any stock appreciation rights to any of the Named Executive Officers.
(3)	All numbers related to stock options have been adjusted retroactively to give effect to Summus’ one (1) for ten (10) reverse stock split which was effective as of March 11, 2005.
(4)

$39,000 of the total amount of cash salary compensation paid to Mr. Ban in 2004 was for a bonus amount owed to Mr. Ban since February 16, 2001, pursuant to his original employment agreement with Summus.

(5)

$39,000 of the total amount of cash salary compensation paid to Mr. Ban in 2003 was for a bonus amount owed to Mr. Ban since February 16, 2001, pursuant to his original employment agreement with Summus.

(6)	1,919, and 11,632 of these options received by Mr. Ban in 2004 and 2003, respectively, were granted pursuant to the Summus’ Alternative Compensation Plan in lieu of cash compensation owed to him.
(7)

Mr. Ban was issued a total of 18,466 shares of Summus common stock, valued at $1.30 per share for $24,005 owed to him.  $13,000 of this amount was for a bonus amount owed to Mr. Ban since February 16, 2001, pursuant to his original employment agreement with Summus, and $11,005 was for back salary owed to Mr. Ban.

(8)	$78,000 of this amount was for cash compensation paid to Mr. Locke in 2004 was for amounts owed to him for his consulting services from 2002.
(9)	All amounts paid to Mr. Locke in 2003 was paid to him as a consultant to Summus.
(10)	Mr. Locke was issued a total of 18,462 shares of Summus common stock, valued at $1.30 per share for $24,000 owed to him from consulting services provided to Summus in 2002.
(11)

Mr. Locke converted $200,000 owed to him for services rendered to Summus as a consultant from October 2001 until December 2002 into warrants to purchase 33,334 shares of Summus common stock with an exercise price of $6.00 per share.

(12)	$29,071, $51,064 and $7,481 of the total amount of cash salary compensation paid to Mr. Fox in 2004 and 2003, respectively, were for commissions earned by him in those years.
(13)	Mr. Locke was appointed as Summus’ Chief Financial Officer on March 26, 2004. Prior to this date, Mr. Locke was a consultant serving as Summus’ General Counsel since October 2001.

Stock Option Grants

        The following table sets forth information concerning options to purchase shares of common stock granted during the fiscal year ended December 31, 2005, to the Named Executive Officers.

Name	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted To Employees In Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)

Gary E. Ban	275,000	33.1%	$3.26	6/21/15	$775,500
Donald T. Locke	225,000	27.1%	$3.26	6/21/15	$634,500
Andrew L. Fox	200,000	24.1%	$3.26	6/21/15	$564,000

_________________

(1)

All of these options are subject to the terms of Summus’ Third Amended and Restated Equity Compensation Plan.  All of these options were vested at the rate of one-thirty sixth (1/36) of the amount of the grant per month from the grant date of June 21, 2005.  All options were granted at an exercise price equal to the fair market value of  Summus’ common stock on the date of grant.

(2)

The values in this column have been prepared using the Black-Scholes model.  The calculations made pursuant to this model assume (a) volatility of 1.2936, (b) a risk-free rate of return of 3.84%, (c) a dividend yield of 0%, and (d) an expected option life of five years.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information concerning the number and intrinsic value of stock options held by the Named Executive Officers on December 30, 2005.  Year-end values are based on the fair market value of $2.35 per share as of December 30, 2005, as reported on the OTC Bulletin Board System.  They do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options and should not be considered indicative of future stock performance.  No Named Executive Officer exercised any options during the 2005 fiscal year.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Gary E. Ban	237,316	224,611	$73,512	$48,181
Donald T. Locke	148,928	182,889	$58,056	$36,944
Andrew L. Fox	174,596	166,889	$58,056	$36,944

Equity Compensation Plan Information

        The Third Amended and Restated 2000 Equity Compensation Plan was created in 2000 for the purpose of granting incentive or non-qualified stock options to employees, contractors, or directors of Summus.  A total of 200,000 shares were initially authorized under the plan.  Subsequently, the Board has amended the plan to increase the authorized shares currently to 3,000,000 shares.  Options granted under this plan were priced either at the fair market value of our common stock on the date of grant or at prices below the fair market value of our common stock and have a life of ten (10) years from their date of grant, subject to earlier termination as set forth in such plan.  As of December 31, 2005, this plan is still in effect.  There are no equity compensation plans approved by stockholders at the present time.

Equity Compensation Plans Not Approved by the Stockholders	Number of Securities to be Issued Upon the Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding - Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (2)
	(a)	(b)	(c)
Third Amended and Restated 2000 Equity Compensation Plan (1)	1,775,915	$6.68	1,061,479
__________________
(1)
The Third Amended and Restated 2000 Equity Compensation Plan was originally approved by stockholders and authorized 200,000 shares for issuance.  The plan was subsequently amended by the Board to increase the authorized number of shares to 3,000,000 and is therefore classified as a plan not approved by our stockholders.

(2)	This column excludes securities reflected in column (a).

Stock Option Plan

   The following summary description of our Third Amended and Restated 2000 Equity Compensation Plan (the “Plan”) is not intended to be complete and is qualified by reference to the copy of the Plan, filed as Exhibit 10.5 to Summus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

   The Plan, as adopted by the stockholders on January 27, 2000, and subsequently amended by the Board of Directors, is intended to provide incentives:

•
to the officers and other employees of Summus and its subsidiaries by providing them with opportunities to purchase shares of common stock in Summus pursuant to options granted under the Plan which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

•
to directors, officers, employees and consultants of Summus and its subsidiaries by providing them with opportunities to purchase shares of common stock in Summus pursuant to options granted under the Plan which do not qualify as ISOs (“non-qualified options”) (ISOs and non-qualified options being collectively referred to as “options”); and

•
to directors, officers, employees and consultants of Summus, and its subsidiaries by providing them with stock appreciation rights, awards of restricted stock or deferred stock, stock awards, performance shares or other stock-based awards.

                    The Compensation Committee (the “Committee”), consisting of two or more members of the Board of Directors, administers the Plan.  The Committee has the exclusive right to interpret, construe and administer the Plan, to determine the individuals associated with Summus and its subsidiaries from among the class of individuals eligible to whom options, awards and authorizations to make purchases may be granted in accordance with the terms of the Plan, and to determine the number, form, terms, conditions and duration of any such grant.

                     ISOs.  ISOs may be granted at any time through the tenth anniversary of the effective date of the Plan (which was January 31, 2000).  The ISO exercise price is to be no less than 100% of the “Fair Market Value” (as defined in the Plan) of the common stock on the grant date.  No ISO may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock issued by Summus unless the purchase price of the underlying shares of common stock is at least 110% of the Fair Market Value of the shares issuable on exercise of the ISO determined as of the date the ISO is granted.  ISOs granted under the Plan may have maximum terms of not more than ten years (five years in the case of an individual that owns more than 10% of the total combined voting power of all classes of Summus stock) or such shorter period as the Committee specifies in an individual award.  Generally, ISOs granted under the Plan may remain outstanding and may be exercised at any time up to three months after the person to whom such ISO was granted is no longer employed.  ISOs granted under the Plan are subject to the restriction that the aggregate Fair Market Value (determined as of the date of grant) of ISOs, which first become exercisable in any calendar year, cannot exceed $100,000.

                    Stock Appreciation Rights.  Stock appreciation rights may be granted to eligible participants in tandem with an ISO or non-qualified option or may be granted independent of any related option.  A tandem stock appreciation right entitles the holder of the option, within the period specified for exercise of such option, to surrender the unexercised option or a portion thereof and receive in exchange a payment in cash or shares of common stock having an aggregate value equal to the amount by which the Fair Market Value of each share of common stock underlying the option (or portion thereof) surrender exceeds the per share option exercise price, multiplied by the number of underlying shares of common stock surrendered.  Each tandem stock appreciation right is subject to the same terms and conditions as the related option.

With respect to non-tandem stock appreciation rights, the Committee is to specify the number of shares of common stock covered by such right and the base price of a share of common stock (the “Base Price”), which is to be no less than 100% of the Fair Market Value of a share of common stock on the date of grant.  Upon exercise of a non-tandem stock appreciation right, the participant is entitled to receive from Summus cash and/or common stock having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value of one share of common stock at the time of exercise, over (B) the Base Price, multiplied by (ii) the number of shares of common stock covered by the non-tandem stock appreciation right.  The Committee has the sole discretion to determine in each case whether the payment is to be made in the form of cash or shares of common stock.

Options and stock appreciation rights granted under the Plan are generally not transferable, except by will or the laws of descent and distribution, or under the terms of a qualified domestic relations order as defined by the Code or ERISA; however, non-qualified options (including a related tandem stock appreciation right) may be transferred to the extent determined by the Committee to be consistent with securities and other applicable laws and with our policy.

Restricted Stock.  The Committee may make restricted stock awards to participants in the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of Summus.  Awards of restricted stock may be made alone or in addition to or in tandem with other awards made under the Plan.  The Committee is to determine the purchase price, if any, to be paid for the restricted stock, the length of the restriction period, the nature of the restrictions (e.g., in terms of the participant’s service or performance), whether the restrictions are to lapse at the end of the restriction period as to any or all of the shares covered by the award, and whether dividends and other distributions on the restricted stock are to be paid currently to the participant or to Summus for the account of the participant.

Deferred Stock.  The Committee may make deferred stock awards, together with cash dividend equivalents, to participants in the Plan, conditioned upon the attainment of specified performance goals or other factors or criteria as the Committee determines.  Deferred stock awards may not be sold, transferred, pledged, assigned or encumbered during the deferral period, as specified by the Committee.  At the expiration of the deferral period, share certificates are to be delivered to the participant in a number equal to the shares of common stock covered by the award.  Upon termination of employment during the deferral period, the participant shall forfeit the deferred stock; however, the Committee may accelerate the vesting of the award in the event of termination of employment due to death, disability or retirement, or in the event of hardship or other special circumstances.

Stock Awards.  Stock awards are to be granted only in payment of compensation that has been earned or as compensation to be earned.  All shares of common stock subject to a stock award are to be valued at no less than 100% of the Fair Market Value of such shares on the date of the stock award’s grant.  Shares of common stock subject to a stock award may be issued or transferred to the participant at the time of grant or at a subsequent time, or in installments, as the Committee determines.  A stock award will be subject to the terms and conditions the Committee determines; however, upon issuance of the shares, the participant shall be entitled to receive dividends, exercise voting rights and exercise all other rights of a stockholder except as otherwise provided in the stock award.

Performance Shares.  Performance shares may be awarded to participants as an incentive for the performance of future services to Summus.  Awards of performance shares may be made either alone or in addition to or in tandem with other awards granted under the Plan.  The Committee is to determine and designate those participants to whom performance shares are to be awarded, the performance period and/or performance objectives (e.g., minimum earnings per share or return on equity), and any adjustments to be made to such objectives, applicable to such awards, the form of settlement of performance shares, and the other terms and conditions of such awards.

Other Stock-Based Awards.  The Committee may grant other awards that are valued in whole or in part by reference to, or are based on, the common stock, including convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and stock awards or options valued by reference to book value or performance.

Administration.  The Plan provides that the Committee may make equitable adjustments in the aggregate number of shares of common stock that may be awarded under the Plan, the number of shares and class of stock that may be subject to an award, the purchase price to be paid per share under outstanding options, and the terms, conditions or restrictions of any award in the event of any reorganization, recapitalization, reclassification, stock split, stock dividend, merger or consolidation or separation, including a spin-off, of Summus, the sale or other disposition of all or a portion of its assets and certain other transactions involving Summus; however, the Plan requires that all such adjustments shall be made such that ISOs granted under the Plan shall continue to constitute ISOs within the meaning of Section 422 of the Code.

Authorized but unissued shares of common stock of Summus, shares of common stock that are not delivered or purchased under the Plan, and shares reacquired by Summus, for reasons including a forfeiture, termination of employment, expiration or cancellation of an option, can be issued under the Plan.  As of April 21, 2005, the Board adopted resolutions to amend the Plan to increase the number of shares reserved for grant under the Plan to 3,000,000.  As of December 31, 2005, we have issued 1,775,915 options to purchase shares of common our stock; of which 1,375,984 of these options are currently vested.

Amendment of the Plan.  The Plan provides that our Board of Directors may amend or terminate the Plan at any time, provided, however, that specific types of amendments require approval of our stockholders and no such action may be taken which adversely affects any award previously granted to a participant under the Plan without the written consent of the Participant.

Employment and Severance Agreements with Gary E. Ban, Andrew L . Fox and Donald T. Locke

    On June 29, 2005, Summus entered into new employment agreements with each of Gary E. Ban, Donald T. Locke and Andrew L. Fox.  The employment agreements between each of Messrs. Ban, Fox and Locke, dated as of July 28, 2004, were cancelled in their entirety and replaced by the employment agreements described herein.  All defined terms used in this description of these employment agreements shall have the meanings as set forth in the agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 29, 2005.  The employment agreements name Mr. Ban as Chief Executive Officer; Mr. Fox as Executive Vice-President of Business Development and Sales; and Mr. Locke as Chief Financial Officer and General Counsel.  The current annual base salaries for each of these officers, as adjusted by the Compensation Committee of the Board of Directors on December 14, 2005 is as follows:

Name of Executive	Initial Annual Base Salary
Gary E. Ban	$210,000
Donald T. Locke	$172,800
Andrew L. Fox	$144,000

     Under the terms of each of the employment agreements, the Board of Directors will, on an annual basis, review each executive’s base salary in light of the base salaries paid to other executives of Summus and each executive’s performance.  It may, in its discretion, increase the executive’s annual base salary by an amount deemed appropriate by the Board.

                  Under the terms of the agreements of Messrs. Ban and Locke, their annual base salaries shall also automatically be increased to 1.5 times their initial base salary (“Initial Base Salary”) of $175,000 and $144,000, respectively, once Summus achieves a fiscal year gross revenue of $10,000,000 and to 2.0 times their Initial Base Salary once Summus achieves a fiscal year gross revenue of $20,000,000 and Summus has net income for each such fiscal year period.

   In addition to the annual base salary, the Board, in its discretion, may pay each executive a bonus commensurate with other bonuses paid to employees of Summus and take into account the total compensation paid to executives of other companies which would be competitive for the executive’s services.  Messrs. Ban and Locke shall receive a cash bonus of 100% of their annual base salary upon the achievement of Summus’ annual objectives as set by the Board of Directors.  Messrs. Ban, Locke and Fox did not receive a bonus in 2005.

   Mr. Fox shall receive (i) a commission of $10,000 for each transaction brought to Summus by him that Summus receives a gross profit of $250,000 from; (ii) a three percent (3%) commission of the gross profit received by Summus from all transactions brought to Summus by him; and (iii) a one percent (1%) commission of the gross profit received by Summus from all other transactions of Summus brought by personnel under Mr. Fox’s supervision.  No funds under these provisions of Mr. Fox’s agreement shall be payable to him until funds are received by Summus.  Mr. Fox shall receive the commissions set forth in items (ii) and (iii) of this paragraph for a period of eighteen (18) months from the launch of each such product related to these transactions arranged by him or by personnel under his supervision, as the case may be.  After such eighteen (18) month period has expired, the commissions payable to Mr. Fox for a particular transaction shall expire and no longer be payable to him.

Any bonuses earned by Messrs. Ban, Fox and Locke pursuant to the provisions of their employment agreements shall not be paid to them unless and until Summus has achieved a cash flow positive position, which will be certified to the Board of Directors by an executive officer of Summus.

Under these employment agreements, Summus granted to Messrs. Ban, Locke and Fox options to purchase 275,000, 225,000 and 200,000 shares of Summus common stock, respectively.  These options vest in equal monthly installments over the thirty-six (36) month period beginning February 18, 2005.

All options and/or warrants previously granted to each of Messrs. Ban, Fox and Locke in lieu of cash compensation forgone by them shall have a life of ten (10) years from the date of each such respective grant while the executive is employed by Summus or a life of three years from the date of termination of the executive’s employment.

The employment agreements with Messrs. Ban, Fox and Locke each have a term of one (1) year, which shall be automatically extended (without further action of Summus or the Board of Directors) each day for an additional day so that the remaining term shall continue to be one (1) year; provided that either party may at any time, by written notice to the other party, fix the term to a finite term of one (1) year, without automatic extension, commencing with the date of such notice.

Each executive’s employment under their respective Agreements shall be terminated immediately on his death and may be terminated by the Board:

•	at any time after the Permanent Disability of executive;
•	at any time without Cause prior to a Change of Control;
•	at any time without Cause upon a Change of Control; or
•	at any time for Cause.

If an executive’s employment is terminated by death, his estate or designated beneficiaries shall be entitled to receive:

•	any accrued but unpaid salary;
•	a cash lump sum payment in respect of accrued but unused vacation;
•	life insurance benefits pursuant to any life insurance policy purchased by Summus on the executive;
•
a pro rata portion of the bonus applicable to the calendar year in which such termination occurs, payable when and as such bonus is determined under the Agreement (in the case of Mr. Fox, he receives an amount equal to his Base Salary, in lieu of this provision; and

•
acceleration of the vesting of one hundred percent (100%)of the unvested portion of all of the Executive’s stock options or other stock-based awards, together with the right to exercise such options or awards for a period equal to the remaining term for exercising such options or awards under the applicable agreement and/or plan.

If an executive’s employment is terminated by Summus for Permanent Disability, he shall be entitled to receive:

•	severance compensation equal to his Base Salary for a period of six (6) months, minus any amounts payable under any short-term disability insurance policy provided by Summus or purchased by executive.
•
a pro rata portion of the bonus applicable to the calendar year in which such termination occurs, payable when and as such bonus is determined under the Agreement (in the case of Mr. Fox, he receives an amount equal to his Base Salary in lieu of this provision);

•	continuation of the insurance provided by Summus for 12 months; and
•
acceleration of the vesting of one hundred percent (100%)of the unvested portion of all of the Executive’s stock options or other stock-based awards, together with the right to exercise such options or awards for a period equal to the remaining term for exercising such options or awards under the applicable agreement and/or plan.

If the executive’s employment is terminated by Summus without Cause prior to a Change of Control, the executive shall be entitled to receive:

•	accrued but unpaid Base Salary to the date of such termination;
•	a cash lump sum payment in respect of accrued but unused vacation days;
•	a cash lump sum payment equal to his then-current Base Salary payable within ten (10) days of Executive’s termination;
•
a cash lump sum payment of the bonus applicable to the calendar year in which such termination occurs; this cash lump sum payment shall be payable within ten (10) days after the determination that the annual objectives, as set by the Board of Directors pursuant to Section 5.2 of the Agreement, have been met;

•
acceleration of the vesting of one hundred percent (100%) of the unvested portion of all of Executive’s stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the remaining term for exercising such options or awards under the applicable agreement and/or plan; and

•	continuation of the insurance provided by the Company for 12 months.

If executive’s employment is terminated by Summus without Cause upon a Change of Control or by Executive for Good Reason at any time, executive shall be entitled to receive:

•	accrued but unpaid Base Salary to the date of such termination;
•	a cash lump sum payment in respect of accrued but unused vacation days pursuant to the terms of this Agreement;
•
a cash lump sum payment of up two (2) times his then-current Base Salary (one times in the case of Mr. Fox) based on the greater of the closing price of the Company’s common stock on the date of the Change of Control or the date of termination.  The Executive shall receive the multiple of his Base Salary as set forth below based on such closing common stock price.  This amount shall be paid within ten (10) days of Executive’s date of termination.

Multiple of Base Salary	Closing Stock Price at Date of Change of Control or Date of Termination

1.00 times Base Salary	$3.50 or lower
1.25 times Base Salary	$4.00
1.50 times Base Salary	$4.50
1.75 times Base Salary	$5.00
2.00 times Base Salary	$5.50

•
cash lump sum payment of up to two (2) times the bonus applicable to the calendar year in which such termination occurs based on the greater of the closing price of the Company’s common stock on the date of the Change of Control or the date of termination pursuant to Section 7.5 of the Agreement.  The Executive shall receive the multiple of his bonus as set forth below based on such closing common stock price.  This cash lump sum payment shall be payable within ten (10) days after the determination that the annual objectives, as set by the Board of Directors pursuant to Section 5.2 of the Agreement, have been met.   This provision does not apply to Mr. Fox.

Multiple of Base Salary	Closing Stock Price at Date of Change of Control or Date of Termination

1.00 times Bonus	$3.50 or lower
1.25 times Bonus	$4.00
1.50 times Bonus	$4.50
1.75 times Bonus	$5.00
2.00 times Bonus	$5.50

•
acceleration of the vesting of one hundred percent (100%) of the unvested portion of Executive’s stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the remaining term for exercising such options or awards under the applicable agreement and/or plan; and

•	continuation of the insurance provided by the Company for 12 months.

If executive’s employment is terminated by Summus for Cause or by the executive without Good Reason upon a Change of Control (other than as a result of executive’s Permanent Disability or death), Summus shall not have any other or further obligations to executive under this Agreement, except:

•	as may be provided in accordance with the terms of retirement and other benefit plans of Summus;
•	as to that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement through the date of such termination;
•	all stock option grants that have vested as of the Executive’s date of termination for the remainder of the term of such option grants; and
•	as to benefits, if any, provided by any insurance policies in accordance with their terms.

If executive’s employment is terminated by Summus for Cause at any time during the Term, Executive shall immediately forfeit any and all unvested stock rights, stock options and other such unvested incentives or awards previously granted to him by the Summus and any Bonus earned by him but not paid pursuant to the Agreement.  Each of the employment agreements also contains customary covenants with respect to the non-disclosure of confidential or proprietary information regarding our business, prospects, finances, operations and trade secrets that have no finite duration.

Each of the employment agreements also contains customary covenants with respect to the non-disclosure of confidential or proprietary information regarding our business, prospects, finances, operations and trade secrets that have no finite duration.

Stock Performance Graph

Set forth below is a graph that compares the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company’s common stock with the cumulative total return on the S&P 500 Index, the S&P Application Software Index, and the S&P Wireless Telecom Services Index for each during the period February 16, 2001 through December 31, 2005.  These graphs assume the investment of $100 (including the reinvestment of any dividends) in the Company’s common stock and in each one of these indices on the beginning date of each period represented by each graph.  The past performance of the Company’s common stock is not an indication of future performance.  There can be no assurance that the price of the Company’s common stock will appreciate at any particular rate or at all in future years.

This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

Summus paid J. Winder Hughes and Stephen M. Finn, two of its Directors, $44,444 and $22,223, respectively, in cash compensation in 2005 for their assistance with the placement of the Company’s 12% Senior Convertible Debentures in December 2004.  Summus also paid Mr. Hughes $65,000 in December 2005 in connection with his assistance in the placement of the Company’s 6% Senior Secured Convertible in November 2005.

Richard Ruben was appointed to the Board of Directors on December 14, 2005.  On November 28, 2005, Summus entered into a consulting agreement with Mr. Ruben in which he agreed to assist Summus and its management with identifying and evaluating potential acquisition targets.  This consulting agreement is for three months.  Pursuant to the consulting agreement, Mr.  Ruben will receive (1) $15,000 a month for the term of the agreement, (2) options to purchase 25,000 shares of Summus common stock at an exercise price of $2.20 per share, such options to vest at the rate of 1/12 monthly on the monthly anniversary date of the consulting agreement, (3) $15,000 upon the closing of each acquisition worked on by Mr. Ruben on behalf of Summus if such acquisition closes, and (4) (i) 25,000 shares of Summus common stock upon the closing of each acquisition (if such acquisition closes) worked on by Mr. Ruben in which the total purchase price paid by Summus exceeds $10,000,000 or (ii) 12,500 shares of Summus common stock upon the closing of each acquisition worked on by Mr. Ruben in which the total purchase price paid by Summus is less than $10,000,000.

Limitation of Liability and Indemnification of Directors and Officers

        Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.  Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our Company or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

        Our bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.  Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was an employee or agent of the Company or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Our bylaws also provide that we may advance expenses incurred by or on behalf of a director, officer, employee or agent in advance of the final disposition of any action or proceeding.

                We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments which may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

At present, we are not aware of any pending litigation or proceeding involving any person who is or was a director, officer, employee or other agent of the Company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

        Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 405(b) of Regulation S-K of the Securities Exchange Act of 1934.  This Code of Ethics applies to all Directors, officers and employees of Summus.  A copy of our Code of Ethics is publicly available on our website at www.summus.com.

REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of the Company's executive officers.  As such, the committee's primary responsibilities are to review and determine the compensation of the Company's executive officers; administer the Company's stock and equity incentive plans; review and make recommendations to the Board with respect to incentive compensation and equity plans; and establish and review general policies relating to compensation and benefits of employees.

Executive compensation can include salary, bonus, and restricted stock and option grants as well as other perquisites that vary with the level of responsibility.  In determining the compensation for a particular executive officer, the Compensation Committee was guided in 2005 by the following objectives: attracting and retaining officers by maintaining competitive compensation packages and motivating officers to achieve and maintain superior performance levels.  The Compensation Committee believes that total compensation for executive officers should be sufficiently competitive with compensation paid by companies of similar size and market place position.

Base Compensation.    Base pay is baseline cash compensation and is determined by market forces.  The Compensation Committee sets base pay based on what it believes is comparable to compensation paid by companies of similar size and market place position.

        Annual Cash Bonuses.    The Compensation Committee, in its sole discretion, approves the payment of bonuses from time to time to the Company's employees, including its executive officers, as an incentive to influence employees to be productive over the course of each fiscal year.  The determination of which executive officers should receive a bonus and what the amount of the bonus should be is based on overall corporate performance, a subjective analysis of the executive's level of responsibility, performance of duties and attainment of performance goals, and also takes into consideration other types and amounts of compensation paid to the executive, such as commissions.  No annual cash bonuses were awarded in 2005.

Long Term Stock Ownership Plans.    The Third Amended and Restated 2000 Equity Compensation Plan (the “Stock Plan”) affords the Company the ability to make restricted stock grants and to grant incentive stock options, non-qualified stock options, and stock appreciation rights to, among others, the Company's directors, officers and employees.

The Compensation Committee's objective is to grant stock or options to purchase stock under the Stock Plan subject to vesting conditions based on continued employment.  These vesting requirements are intended to create a more productive workforce by acting as an inducement for long-term employment with the Company, thereby lending stability to the Company's employee base and encouraging more long-term productivity by employees as they see their efforts translate into greater share value.

Compensation for Chief Executive Officer.    Mr. Ban’s compensation is described in the section of this Proxy Statement entitled "Executive Compensation." Mr. Ban’s 2005 base compensation of $175,000 was based on a number of factors, including competitive market forces and his extensive experience in the wireless applications industry.  The Compensation raised Mr. Ban’s base annual compensation to $210, 000 on December 14, 2005.

On June 21, 2005, Mr. Ban was granted options to purchase 275,000 shares of Summus common stock at an exercise price of $3.26 per share.  55,000 of these options were vested on the date of grant and the remainder vest at the rate of 7,334 per month until February 21, 2008.

Policy under Section 162(m) of the Internal Revenue Code.    The Compensation Committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future.  Should limitations on the deductibility of compensation become a material issue, the Compensation Committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.

Dated: December 15, 2005	The Compensation Committee Stephen M. Finn J. Winder Hughes

REPORT OF THE AUDIT COMMITTEE

        This report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         In February 2003, the Board adopted a written charter for the Audit Committee, which is available on the Company's website at www.summus.com.  In 2005, the Audit Committee met five (5) times.  The Audit Committee is currently comprised of two directors, one of whom is independent as defined under the applicable SEC rules.

The purpose of the Audit Committee is to discharge the responsibilities of the Board relating to the selection and retention of, and oversight over, the Company's independent registered public accounting firm.  As such, the committee's primary responsibilities are to select a firm to serve as an independent registered public accounting firm to audit the Company's financial statements; help to ensure the independence of the independent registered public accounting firm; discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, interim and year-end operating results; develop procedures for employees to anonymously submit concerns about questionable accounting or audit matters; consider the adequacy of the Company's internal accounting controls and audit procedures; and approve (or, as permitted, pre-approve) all audit and non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board.  Management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls.  The independent registered public accounting firm is responsible for expressing an opinion on whether the Company's financial statements fairly present, in all material respects, the Company's financial position and results of operations and conform with generally accepted accounting principles.  In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements that have been included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K for the 2004 fiscal year, which report was filed with the SEC on March 30, 2005.  The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

The Audit Committee considered whether the fees paid the independent registered public accounting firm for non-audit services were compatible with maintaining its independence, and concluded that they were.  These fees are listed below under the caption "Principal Fees and Services of the Independent Registered Public Accounting Firm."

Dated: December 23, 2005	The Audit Committee James A. Taylor, Chairman J. Winder Hughes

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon the recommendation of the Audit Committee, has ratified the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005.  Representatives of Ernst & Young LLP will be present at the Special Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Principal Fees and Services of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed to us by Ernst & Young LLP for the audit of our annual financial statements and for the review of the financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended December 31, 2005 and 2004 totaled $163,100 and $176,334, respectively.

Audit-Related Fees

Summus did not incur or pay any fees to Ernst & Young LLP related to audit-related fees in either of the last two fiscal years.

Tax Fees

Summus did not incur or pay any fees to Ernst & Young LLP for tax compliance, tax advice, and tax planning in either of the lase two fiscal years.

All Other Fees

The aggregate fees billed to Summus by Ernst & Young LLP for products and services, other than those as reported above for Audit Fees, Audit-Related Fees and Tax Fees, for the fiscal years ended December 31, 2005 and 2004 totaled $0 and $0, respectively.

 It is the Audit Committee’s policy to pre-approve all services provided by Ernst & Young LLP.  All services provided by Ernst & Young LLP during the years ended December 31, 2005 and 2004 were pre-approved by the Audit Committee.

As of the date of this filing, our current policy is to not engage Ernst & Young LLP to provide, among other things, bookkeeping services, appraisal or valuation services, or internal audit services.  The policy provides that Summus engage Ernst & Young LLP to provide audit, tax, and other assurance services, such as review of SEC reports or filings.

The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 2.
AMENDMENT OF CERTIFICATE OF INCORPORATION
TO CHANGE THE COMPANY’S NAME
TO OASYS MOBILE, INC.

Our Board of Directors has approved, subject to stockholder approval, an amendment to our certificate of incorporation to change the name of the Company from Summus, Inc. to Oasys Mobile, Inc.  The text of the proposed amendment to the certificate of incorporation is set forth in Appendix A to this Proxy Statement.

Purpose for the Name Change

On February 27, 2002, the Company changed its name to Summus, Inc., primarily because it had acquired the assets of Summus, Ltd. and that the business operations of the Company that remained after this transaction were entirely those of Summus, Ltd.  The new name, “Oasys Mobile, Inc.,” does not reflect a change in the Company’s business plan.  The Company believes Oasys Mobile will be a stronger consumer facing brand reflecting the Company’s increased distribution of wireless applications directly to consumers.  The name change proposal, if approved by our stockholders, would have the effect of changing the legal name of the Company.  If the name change is not approved, the Company’s legal name will continue to be “Summus, Inc.

Effects of the Name Change

The change in the Company’s name will not affect the status of the Company or the rights of any stockholder in any respect, or the transferability of stock certificates presently outstanding.  The currently outstanding stock certificates evidencing shares of the Company’s securities bearing the name "Summus, Inc.” will continue to be valid and represent shares of Oasys Mobile, Inc.  following the name change.  In the future, new share certificates will be issued bearing the new name, but this in no way will affect the validity of your current stock certificates.

In connection with the name change, the Company intends to apply for a new trading symbol for its common stock with the OTC Bulletin Board - from "SMMU" to a symbol more readily associated with the new name of Oasys Mobile, Inc.

If the proposal is approved by the stockholder, the name change will become effective upon the filing of an amendment to the certificate of incorporation with the Secretary of State of the State of Delaware.  The Company intends to file the amendment to its certificate of incorporation promptly after the stockholders approve the name change.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
AMEND OUR CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO OASYS MOBILE, INC.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

         Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings.

         Since the Company did not have an annual meeting in 2005, SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company's 2006 Annual Meeting must be received by the Company at its principal executive offices, in a form that complies with applicable regulations, within a reasonable time before the Company begins to print and mail the proxy statement for the 2006 Annual Meeting.  Upon its determination of the date of the 2006 Annual Meeting, the Company will disclose the date in the earliest practicable Quarterly Report on Form 10-Q.

A stockholder's notice of a proposal must include the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (3) the class and number of shares of the Company that the stockholder beneficially owns, (4) any material interest of the stockholder in the business being proposed, and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal.

Stockholder nominations for the 2006 Annual Meeting must be submitted in accordance with the procedures described under the caption "Procedures for Stockholders Nominations."

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company's Annual on Form 10-K for the fiscal year ended December 31, 2004 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material.  The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the audit report thereon of Ernst & Young LLP, the Company's independent registered public accounting firm.

The Company will provide, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 ( as well as any exhibits ) upon the written request of any beneficial owner of the Company's securities as of the Record Date.  Such request should be addressed to the Company c/o Chief Financial Officer, at 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601.  The Annual Reports and all filings of the Company are also available at the Company’s website at www.summus.com and on the SEC's website at www.sec.gov.

STOCKHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,
Summus, Inc.
Donald T. Locke Chief Financial Officer
Raleigh, North Carolina January 9, 2006

APPENDIX A

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION

The corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That a meeting of the Board of Directors of Summus, Inc.(the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation , declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by replacing the Article First in its entirety, so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is Oasys Mobile, Inc”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and convened in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of such amendment.

THIRD: That said amendment was duly approved in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and attested by its Corporate Secretary on this __ day of January, 2006.

SUMMUS, INC.

By:_____________________
Name: Gary E. Ban
Title: Chief Executive Officer

ATTEST:

By:________________
Donald T. Locke
Corporate Secretary

▼FOLD AND DETACH HERE▼

☒	Please mark votes as in this example.

SUMMUS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS OF SUMMUS, INC. FOR
SPECIAL MEETING OF STOCKHOLDERS TO E HELD ON JANUARY 30, 2006

The undersigned stockholders(s) of Summus, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated January 9, 2006.  The undersigned appoints DONALD T. LOCKE as the proxy of the undersigned to represent the undersigned and vote all shares of the common stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Summus, Inc. to be held at the Hilton Hotel-Raleigh-Durham Airport, 4810 Old Page Road, Research Triangle Park, North Carolina 27709, on Monday, January 30, 2006, at 10:00 a.m. (Eastern Standard Time), and at any adjournments thereof, upon the matters set forth below and more fully described in the Notice and Proxy Statement for said Special Meeting and upon all other matters that may properly come before said Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.   ELECTION OF DIRECTORS.

❒	FOR the nominees listed (except as indicated below to the contrary)	❒	WITHHOLD AUTHORITY to vote for all nominees listed

NOMINEES:  Gary E. Ban, Stephen M. Finn, Scott W. Hamilton, J. Winder Hughes, Richard B. Ruben, Bernard Stolar, James A. Taylor

Instruction:  To withhold authority to vote for any nominee, write that nominee's name(s) in this space:

2.  TO APPROVE THE CHANGE OF THE COMPANY'S NAME TO OASYS MOBILE, INC.

❒ FOR	❒ AGAINST	❒ ABSTAIN

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▼FOLD AND DETACH HERE▼

(continued from reverse side)

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE.  WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AS RECOMMENDED BY THE BOARD OF DIRECTORS, OR IF NO RECOMMENDATION IS GIVEN, IN THE PROXY’S OWN DISCRETION.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
MARK HERE FOR ADDRESS CHANGE AND NOT AT RIGHT	☐

Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted.  Revocation of a proxy is effective upon receipt by our Corporate Secretary, at or prior to the Special Meeting, of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date.  Additionally, a stockholder may change or revoke a previously executed proxy by attending the Special Meeting and requesting to vote in person.  Attendance at the Special Meeting will not by itself revoke a previously granted proxy.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:  __________________________, 2006

Signature:  ______________________________

Signature, if held jointly:___________________________________
Important:  Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian,  corporate officer, etc., please indicate full title.  Both joint tenants must sign.